EXHIBIT 99.1
RELEASE

MultiPlan Reports First Quarter 2023 Results
–Q1 2023 Revenues of $236.6 million, Net Income of $0.2 million, and Adjusted EBITDA of $156.3 million
–Identified potential medical cost savings of approximately $5.6 billion in Q1 2023, up 3% from Q4 2022
–Repurchased an additional $137.8 million in face value of our 5.75% Senior Unsecured Notes and $5.7 million of shares of our common stock in the open market in Q1 2023
NEW YORK, NY — May 4, 2023 — MultiPlan Corporation (“MultiPlan” or the “Company”) (NYSE: MPLN), a leading value-added provider of data analytics and technology-enabled end-to-end cost management, payment and revenue integrity solutions to the U.S. healthcare industry, today reported financial results for the first quarter ended March 31, 2023.
“We are making meaningful progress improving the position of the Company, advancing our core business, and adding new avenues of growth,” said Dale White, CEO of MultiPlan. “During the first quarter, we delivered results consistent with our expectations, renewed yet another multi-year contract with one of our larger customers, and continued to reduce our debt. As healthcare utilization continues to stabilize, our first quarter volumes solidified, helping to establish a foundation for growth in the second half of the year.”
“Moreover, we remained firmly focused on the execution of our Growth Plan,” continued Mr. White. “We are on track to launch several new products and product enhancements for our core service lines in 2023, starting as early as June. I am also pleased with the significant progress we have made on the formation of our new Data & Decision Science service line, which is a critical part of our planned expansion beyond out-of-network claim processing and into larger and growing markets like in-network commercial and Medicare Advantage.”

Mr. White concluded, “With the progress we are making across so many fronts, I am increasingly confident that we are landing on solid footing with greater visibility, and that the Company is positioned to accelerate growth in 2024 and beyond.”
Business and Financial Highlights
•Revenues of $236.6 million for Q1 2023, a decrease of 20.6%, compared to revenues of $298.0 million for Q1 2022.
•Net income of $0.2 million for Q1 2023, a decrease of 99.5%, compared to net income of $44.0 million for Q1 2022.
•Adjusted EBITDA of $156.3 million for Q1 2023, a decrease of 30.7%, compared to Adjusted EBITDA of $225.4 million for Q1 2022.
•Net cash provided by operating activities of $64.2 million for Q1 2023, compared to net cash provided by operating activities of $194.8 million for Q1 2022.
•Free Cash Flow of $41.1 million for Q1 2023, compared to Free Cash Flow of $170.4 million for Q1 2022.
•In Q1 2023, the Company used $100 million of cash to repurchase $137.8 million face value of its 5.750% Senior Unsecured Notes and used $5.7 million to repurchase shares of its common stock in the open market. The Company ended Q1 2023 with $265.7 million of unrestricted cash and cash equivalents on the balance sheet.

•The Company processed approximately $39.7 billion in claim charges during the first quarter of 2023, identifying potential medical cost savings of approximately $5.6 billion.
2023 Financial Guidance1
The Company is reaffirming its Full Year 2023 guidance, as detailed in the table below:

Financial Metric	FY 2023 Guidance
Revenues	$925 million to $975 million
Adjusted EBITDA[1]	$600 million to $650 million
Interest expense	$325 million to $340 million
Cash flow from operations[2]	$175 million to $215 million
Capital expenditures	$100 million to $115 million
Depreciation	$70 million to $75 million
Amortization of intangible assets	$335 million to $345 million
Effective tax rate	25% to 28%

The Company anticipates Q2 2023 revenues between $220 million and $235 million and Adjusted EBITDA1 between $140 million and $155 million.
Conference Call Information
The Company will host a conference call today, Thursday, May 4, 2023 at 8:00 a.m. U.S. Eastern Time (ET) to discuss its financial results. Investors and analysts are encouraged to pre-register for the conference call by using the link below. Participants who pre-register will receive access details via email. Pre-registration may be completed at any time up to and following the call start time.
To pre-register, go to: https://www.netroadshow.com/events/login?show=0aac2e41&confld=48598.
A live webcast of the conference call can be accessed through the Investor Relations section of the Company’s website at investors.multiplan.com/events-and-presentations. Participants should join the webcast ten minutes prior to the start of the conference call. The earnings press release and a supplemental slide deck will also be available on this section of the Company’s website.
For those unable to listen to the live conference call, a replay will be available approximately two hours after the call through the archived webcast on the Investor Relations section of the Company’s website or by dialing (866) 813-9403 or (929) 458-6194. The replay access code is 718568.
About MultiPlan
MultiPlan is committed to helping healthcare payors manage the cost of care, improve their competitiveness and inspire positive change. Leveraging sophisticated technology, data analytics, and a team rich with industry experience, MultiPlan interprets customers' needs and customizes innovative solutions that combine its payment and revenue integrity, network-based, and analytics-based services. MultiPlan is a trusted partner to over 700 healthcare
1 We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses (including expenses relating to the business combination), and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
2 Cash flow from operations guidance includes the impact of approximately $22 million in payments that MultiPlan paid in connection with the settlement of our previously disclosed Delaware stockholder litigation.

payors in the commercial health, government, and property and casualty markets. For more information, visit www.multiplan.com.

Investor Relations Contact
Luke Montgomery, CFA
SVP, Finance & Investor Relations
MultiPlan
866-909-7427
investor@multiplan.com
Shawna Gasik
AVP, Investor Relations
MultiPlan
866-909-7427
investor@multiplan.com

Forward Looking Statements

This press release includes statements that express our management’s opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements”. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will,” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this press release, including the discussion of 2023 outlook and guidance, plans to expand or enhance the Company’s products and service lines, and the long-term prospects of the Company. Such forward-looking statements are based on available current market information and management’s expectations, beliefs and forecasts concerning future events impacting the business. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that these forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include: the ongoing COVID-19 pandemic and its related effects on our results of operations, financial performance, liquidity or other financial metrics; loss of our customers, particularly our largest customers; trends in the U.S. healthcare system, including recent trends of unknown duration of reduced healthcare utilization and increased patient financial responsibility for services; inability to preserve or increase our existing market share or the size of our preferred provider networks; effects of competition; effects of pricing pressure; the inability of our customers to pay for our services; decreases in discounts from providers; the loss of our existing relationships with providers; the loss of key members of our management team or inability to maintain sufficient qualified personnel; pressure to limit access to preferred provider networks; the ability to achieve the goals of our strategic plans and recognize the anticipated strategic, operational, growth and efficiency benefits when expected; our ability to enter new lines of business and broaden the scope of our services; our ability to identify, complete and successfully integrate acquisitions; our ability to obtain additional financing; changes in our industry and in industry standards and technology; interruptions or security breaches of our information technology systems and other cybersecurity attacks; our ability to protect proprietary information, processes and applications; our ability to maintain the licenses or rights of use for the software we use; our inability to expand our network infrastructure; changes in accounting principles or the incurrence of impairment charges; our ability to remediate any material weaknesses or maintain effective internal controls over financial reporting; our ability to continue to attract, motivate and retain a large number of skilled employees, and adapt to the effects of inflationary pressure on wages; changes in our regulatory environment, including healthcare law and regulations; the expansion of privacy and security laws; heightened enforcement activity by government agencies; our ability to pay interest and principal on our notes and other indebtedness; lowering or withdrawal of our credit ratings; the possibility that we may be adversely affected by other political, economic, business, and/or competitive factors; adverse outcomes related to litigation or governmental proceedings; other factors disclosed in our Securities and Exchange Commission (“SEC”) filings from time to time, including, without limitation, those factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022; and other factors beyond our control. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

There can be no assurance that future developments affecting our business will be those that we have anticipated. Forward-looking statements speak only as of the date made.

We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Free Cash Flow, Unlevered Free Cash Flow and Adjusted Cash Conversion Ratio. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Free Cash Flow, Unlevered Free Cash Flow and Adjusted Cash Conversion Ratio are supplemental measures of MultiPlan’s performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial or operating performance under GAAP, have limitations as analytical tools and should not be considered in isolation or as an alternative to net income, cash flows or any other measures of performance prepared in accordance with GAAP.

EBITDA represents net income before interest expense, interest income, income tax provision, depreciation, amortization of intangible assets, and non-income taxes. Adjusted EBITDA is EBITDA as further adjusted by certain items as described in the table below.

In addition, in evaluating EBITDA and Adjusted EBITDA you should be aware that, in the future, we may incur expenses similar to the adjustments in the presentation of EBITDA and Adjusted EBITDA. The presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. The calculations of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Based on our industry and debt financing experience, we believe that EBITDA and Adjusted EBITDA are customarily used by investors, analysts and other interested parties to provide useful information regarding a company’s ability to service and/or incur indebtedness.

We also believe that Adjusted EBITDA is useful to investors and analysts in assessing our operating performance during the periods these charges were incurred on a consistent basis with the periods during which these charges were not incurred. Both EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider either in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:

•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes; and

•Although depreciation and amortization are non-cash charges, the tangible assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

MultiPlan’s presentation of Adjusted EBITDA should not be construed as an inference that our future results and financial position will be unaffected by unusual items.

Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, all as disclosed in the Statements of Cash Flows. Unlevered Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, plus cash interest paid, all as disclosed in the Statements of Cash Flows. Free Cash Flow and Unlevered Free Cash Flow are measures of our operational performance used by management to evaluate our business after purchases of property and equipment and, in the case of Unlevered Free Cash Flow, prior to the impact of our capital structure. Free Cash Flow and Unlevered Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, MultiPlan’s definitions of Free Cash Flow and Unlevered Free Cash Flow are limited, in that they do not represent residual cash flows available for discretionary expenditures, due to the fact that the measures do not deduct the payments required for debt service, in the case of Unlevered Free Cash Flow, and other contractual obligations or payments made for business acquisitions.

Adjusted Cash Conversion Ratio is defined as Unlevered Free Cash Flow divided by Adjusted EBITDA. MultiPlan believes that the presentation of the Adjusted Cash Conversion Ratio provides useful information to investors because it is a financial performance measure that shows how much of its Adjusted EBITDA MultiPlan converts into Unlevered Free Cash Flow.

MULTIPLAN CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$265,728	$334,046
Restricted cash	6,508	6,513
Trade accounts receivable, net	67,032	78,907
Prepaid expenses	21,444	22,244
Prepaid taxes	5,917	1,351
Other current assets, net	4,823	3,676
Total current assets	371,452	446,737
Property and equipment, net	238,879	232,835
Operating lease right-of-use assets	22,953	24,237
Goodwill	3,705,199	3,705,199
Other intangibles, net	2,855,074	2,940,201
Other assets, net	21,692	21,895
Total assets	$7,215,249	$7,371,104
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$14,137	$13,295
Accrued interest	76,877	57,982
Operating lease obligation, short-term	5,850	6,363
Current portion of long-term debt	13,250	13,250
Accrued compensation	17,448	34,568
Accrued legal contingencies	11,623	33,923
Other accrued expenses	16,588	16,463
Total current liabilities	155,773	175,844
Long-term debt	4,604,402	4,741,856
Operating lease obligation, long-term	19,789	20,894
Private Placement Warrants and Unvested Founder Shares	4,073	2,442
Deferred income taxes	642,936	639,498
Other liabilities	—	28
Total liabilities	5,426,973	5,580,562
Commitments and contingencies (Note 5)
Shareholders’ equity:
Shareholder interests
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; no shares issued	—	—
Common stock, $0.0001 par value — 1,500,000,000 shares authorized; 667,242,169 and 666,290,344 issued; 634,876,516 and 639,172,938 shares outstanding	67	67
Additional paid-in capital	2,333,687	2,330,444
Retained deficit	(347,591)	(347,800)
Treasury stock — 32,365,653 and 27,117,406 shares	(197,887)	(192,169)
Total shareholders’ equity	1,788,276	1,790,542
Total liabilities and shareholders’ equity	$7,215,249	$7,371,104

MULTIPLAN CORPORATION
Unaudited Condensed Consolidated Statements of Income and Comprehensive Income
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Revenues	$236,594	$298,046
Costs of services (exclusive of depreciation and amortization of intangible assets shown below)	54,850	47,072
General and administrative expenses	31,467	32,588
Depreciation	18,206	16,596
Amortization of intangible assets	85,127	85,154
Total expenses	189,650	181,410
Operating income	46,944	116,636
Interest expense	83,428	71,445
Interest income	(3,239)	(12)
Gain on extinguishment of debt	(36,778)	—
Gain on investments	—	(289)
Loss (gain) on change in fair value of Private Placement Warrants and Unvested Founder Shares	1,631	(12,741)
Net income before taxes	1,902	58,233
Provision for income taxes	1,693	14,255
Net income	$209	$43,978

Weighted average shares outstanding – Basic	638,721,991	638,497,587
Weighted average shares outstanding – Diluted	640,901,289	639,015,094

Net income per share – Basic	$0.00	$0.07
Net income per share – Diluted	$0.00	$0.07

Comprehensive income	$209	$43,978

MULTIPLAN CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2023	2022
Operating activities:
Net income	$209	$43,978
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	18,206	16,596
Amortization of intangible assets	85,127	85,154
Amortization of the right-of-use asset	1,403	1,683
Stock-based compensation	3,695	3,130
Deferred income taxes	3,438	(35,343)
Non-cash interest costs	2,603	2,577
Gain on extinguishment of debt	(36,778)	—
Gain on equity investments	—	(289)
Loss on disposal of property and equipment	172	49
Loss (gain) on change in fair value of Private Placement Warrants and Unvested Founder Shares	1,631	(12,741)
Changes in assets and liabilities:
Accounts receivable, net	11,875	21,699
Prepaid expenses and other assets	(144)	3,602
Prepaid taxes	(4,566)	5,064
Operating lease obligation	(1,737)	(1,646)
Accounts payable, accrued expenses, legal contingencies and other	(20,919)	61,331
Net cash provided by operating activities	64,215	194,844
Investing activities:
Purchases of property and equipment	(23,101)	(24,454)
Proceeds from sale of investment	—	289
Net cash used in investing activities	(23,101)	(24,165)
Financing activities:
Repurchase of 5.750% Notes	(99,954)	—
Repayments of Term Loan B	(3,313)	(3,313)
Taxes paid on settlement of vested share awards	(452)	(1,957)
Purchase of treasury stock	(5,718)	—
Net cash used in financing activities	(109,437)	(5,270)
Net increase in cash, cash equivalents and restricted cash	(68,323)	165,409
Cash, cash equivalents and restricted cash at beginning of period	340,559	188,379
Cash, cash equivalents and restricted cash at end of period	$272,236	$353,788

Cash and cash equivalents	$265,728	$350,830
Restricted cash	6,508	2,958
Cash, cash equivalents and restricted cash at end of period	$272,236	$353,788

Noncash investing and financing activities:
Purchases of property and equipment not yet paid	$6,105	$4,918
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$—	$40
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$(61,717)	$(46,197)
Income taxes, net of refunds	$(3,133)	$(2,833)

MULTIPLAN CORPORATION
Calculation of EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
(in thousands)	2023	2022

Net income	$209	$43,978
Adjustments:
Interest expense	83,428	71,445
Interest income	(3,239)	(12)
Provision for income taxes	1,693	14,255
Depreciation	18,206	16,596
Amortization of intangible assets	85,127	85,154
Non-income taxes	341	553
EBITDA	$185,765	$231,969
Adjustments:
Other income, net(1)	(115)	(890)
Integration expenses	1,043	1,672
Change in fair value of Private Placement Warrants and unvested founder shares	1,631	(12,741)
Transaction-related expenses	1,018	2,555
Gain on extinguishment of debt	(36,778)	—
Gain on investments	—	(289)
Stock-based compensation	3,695	3,130
Adjusted EBITDA	$156,259	$225,406
(1) "Other income, net" represent miscellaneous non-recurring income, miscellaneous non-recurring expense, gain or loss on disposal of assets, impairment of other assets, gain or loss on disposal of leases, tax penalties, and non-integration related severance costs.

Calculation of Unlevered Free Cash Flow and Adjusted Cash Conversion Ratio

	Three Months Ended March 31,
(in thousands)	2023	2022

Net cash provided by operating activities	$64,215	$194,844
Purchases of property and equipment	(23,101)	(24,454)
Free Cash Flow	41,114	170,390
Interest paid	61,717	46,197
Unlevered Free Cash Flow	$102,831	$216,587

Adjusted EBITDA	$156,259	$225,406
Adjusted Cash Conversion Ratio	66%	96%

Net cash used in investing activities	$(23,101)	$(24,165)
Net cash used in financing activities	$(109,437)	$(5,270)